Exhibit 99.1

Health In Tech Announces Second Quarter 2025 Financial Results

●	Revenues of $9.3 million, up 86% YoY; The first-half year revenues of $17.3 million, 89% of full year 2024.

●	Adjusted EBITDA of $1.6 million, up 134% YoY; The first-half year adjusted EBITDA of $2.8 million, 1.2 times full year 2024.

●	Cash balance of $8.1 million.

Stuart, FL., July 21, 2025 /PRNewswire/ — Health In Tech (Nasdaq: HIT), an Insurtech platform company backed by third-party AI technology, today announced its financial results for the second quarter ended June 30, 2025.

Financial Highlights for the Second Quarter and First-Half of 2025:

●	Revenues. Total revenues were $9.3 million, up 86% YoY. The first-half year revenues of $17.3 million, 89% of FY2024 total.

●	Billed Enrolled Employees. The number of billed enrolled employees (EEs) was 24,839, an increase of 5,738 EEs YoY.

●	Distribution. The number of Brokers, Third-party Administrator (“TPAs”) and Agencies expanded to 778 partners, up 87% YoY.

●	Pre-tax income. Pre-tax income was $0.8 million, more than doubled YoY; The first-half year pre-tax income of $1.5 million, 1.7x of FY2024.

●	Adjusted EBITDA. Adjusted EBITDA was $1.6 million, up 134% YoY; The first-half year adjusted EBITDA of $2.8 million, 1.2x of FY2024.

●	Cash. Cash balance was $8.1 million as of June 30, 2025.

●	Accounts receivable, net. Accounts receivable balance was $1.3 million as of June 30, 2025, reduced $0.2 million YoY.

“We delivered another strong quarter of profitable growth, with total revenue reaching $9.3 million—up 86% year over year—and first-half revenues already at 89% of our full-year 2024 total,” said Tim Johnson, CEO of Health In Tech. “Our distribution network has expanded to 778 partners—an 87% increase year over year—reflecting our strategic focus on growing beyond traditional broker channels. We’ve established partnerships with TPAs offering technology-driven solutions, regional healthcare benefit providers, and service platforms that support small businesses. This approach is broadening our market reach and delivering greater value to our customers. The 30% increase in billed enrolled employees and strong adoption across our network underscore the demand for our differentiated services and offering.”

Mr. Johnson added, “What’s particularly exciting is that many of our partners are now using our platform to bundle healthcare insurance with their existing services, enabling them to serve small business employer better by offering integrated, end-to-end solutions. Our AI-powered platform is easy to implement and highly intuitive, making it an ideal tool for partners seeking efficiency and scalability. With a broader distribution footprint and multiple new relationships in place, we’re confident in our ability to maintain strong growth momentum through the rest of the year.”

“We’re pleased with our second quarter results, which reflect strong execution and disciplined financial management across the business,” said Julia Qian, CFO of Health In Tech. “Q2 revenue reached $9.3 million, bringing first-half revenue to $17.3 million—already 89% of our full-year 2024 total—driven by continued strategic expansion of our distribution network and strong customer acquisition. Adjusted EBITDA for the quarter was $1.6 million, up 134% year over year, with first-half adjusted EBITDA reaching $2.8 million—1.2 times our full-year 2024 result. First-half pretax income represented 8.8% of revenue, a nearly 300 basis point improvement year over year, demonstrating our ability to maintain expense discipline and allocate resources effectively to drive top-line growth. Supported by a solid $8.1 million cash position, we remain focused on investing in high-impact initiatives and advanced technology solutions that scale efficiently and sustain profitable growth.”.

Recent Business Developments and Highlights

●	Verdegard Administrators: an integrated, concierge-level TPA, owned by MedImpact, the largest independent pharmacy benefit manager (PBM) in the U.S., managing prescription benefits for over 20 million members and processing tens of billions in annual drug transactions. This partnership will enable us to reduce costs for small businesses.

●	Unified Health Plans: a premier TPA recognized for its extensive provider network across Kansas. It has extensive provider network and focuses on controlling cost drivers and improving care quality. Unified dominates several niche business sectors in Kansas. The partnership with HIT will bring healthcare insurance solutions to the business members.

●	HILB Group, one of Insurance Journal’s Top 25 ranked U.S. insurance brokers with over 2400 employee across more than 125+ branch locations in all 50 States. It partners with HIT to co-develop and distribute smarter, more transparent self-funded health benefit solutions to a much broader base of small and mid-size employers.

●	Baily Insurance, established in 1880, in its fourth -generation ownership. The agency has over 200 years of combined team experience. Licensed advisors partnering with multiple Carriers. Baily is a co-founder and key broker partner in Fusion Health Plans that provides better care services and tech-enabled solution. The collaboration with HIT will deliver faster underwriting, administration, and scalability.

Conference Call Details

Health In Tech will host a conference call to discuss the financial results for the second quarter of 2025 on July 21, 2025, at 5:00 p.m. (ET). To participate in our live conference call and webcast, please dial 1-888-346-8982 or 1-412-902-4272 (for international participants).

A live audio webcast will be available via the Investor Relations page of Health In Tech’s website at https://healthintech.com/. A replay of the webcast will be available for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Non-GAAP Financial Information

This release presents Adjusted EBITDA, a non-GAAP financial metric, which is provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of historical non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Use of Forward-Looking Statements

Certain statements in this press release are forward-looking statements for purposes of the safe harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may include estimates or expectations about Health In Tech’s possible or assumed operational results, financial condition, business strategies and plans, market opportunities, competitive position, industry environment, and potential growth opportunities. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “design,” “target,” “aim,” “hope,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” or other words that convey the uncertainty of future events or outcomes. These statements relate to future events or to Health In Tech’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause Health In Tech’s actual results, levels of activity, performance, or achievements to be different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Health In Tech’s control and which could, and likely will, affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Health In Tech’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Health In Tech’s operations, results of operations, growth strategy and liquidity.

About Health In Tech

Health In Tech (Nasdaq: “HIT”) is an Insurtech platform company backed by third-party AI technology, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, and TPAs. Learn more at healthintech.com.

Health In Tech, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Revenues from underwriting modeling (ICE)	$2,090,576	$1,639,105	$4,442,560	$3,423,740
Revenues from fees	7,223,273	3,363,385	12,886,273	6,703,681
SMR	7,223,273	2,595,545	12,886,273	5,128,467
HI Card	-	767,840	-	1,575,214
Total revenues	9,313,849	5,002,490	17,328,833	10,127,421
Cost of revenues	3,003,979	974,727	5,663,564	1,964,638
Gross profit	6,309,870	4,027,763	11,665,269	8,162,783
Operating expenses
Sales and marketing expenses	1,226,738	974,522	2,316,993	2,017,730
General and administrative expenses	3,775,453	1,816,679	7,022,218	3,815,873
Research and development expenses	582,609	701,626	1,120,330	1,461,822
Total operating expenses	5,584,800	3,492,827	10,459,541	7,295,425
Other income (expense):
Interest income	108,198	31,339	193,564	55,651
Interest expenses	-	(165,000)	-	(330,000)
Other income	-	-	118,399	-
Total other income (expense), net	108,198	(133,661)	311,963	(274,349)
Income before income tax expense	$833,268	$401,275	$1,517,691	$593,009
Provision for income taxes	(202,637)	(63,268)	(388,468)	(154,466)
Net income	$630,631	$338,007	$1,129,223	$438,543
Net income per share
Basic	$0.01	$0.01	$0.02	$0.01
Diluted	$0.01	$0.01	$0.02	$0.01
Weighted average common stocks outstanding
Basic	55,382,395	51,769,358	55,003,233	51,769,358
Diluted	55,632,357	51,769,358	57,004,070	51,769,358

Health In Tech, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets
Cash	$8,138,166	$7,849,248
Accounts receivable, net	1,281,131	1,647,103
Other receivables	3,854,834	500,252
Deferred offering costs	66,500	-
Prepaid expenses and other current assets	1,513,017	787,161
Total current assets	14,853,648	10,783,764
Non-current assets
Software	5,519,110	3,962,461
Loans receivable, net	847,993	815,995
Operating lease - right of use assets	173,896	206,269
Long-term prepaid expenses	783,603	-
Total non-current assets	7,324,602	4,984,725
Total assets	$22,178,250	$15,768,489
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$4,327,475	$1,858,840
Income taxes payable	34,944	205,253
Operating lease liabilities - current	71,418	66,881
Other current liabilities	955,743	-
Total current liabilities	5,389,580	2,130,974
Non-current liabilities
Deferred tax liabilities	262,129	328,676
Operating lease liabilities - non-current	102,938	139,811
Total non-current liabilities	365,067	468,487
Total liabilities	5,754,647	2,599,461
Stockholders’ equity
Common stock, $0.001 par value; Class A Common stock 150,000,000 shares authorized, 44,679,664 and 42,914,870 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	44,679	42,915
Common stock, $0.001 par value; Class B Common stock 50,000,000 shares authorized, 11,700,000 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	11,700	11,700
Additional paid-in capital	11,296,605	9,173,017
Retained earnings	5,070,619	3,941,396
Total stockholders’ equity	16,423,603	13,169,028
Total liabilities and stockholders’ equity	$22,178,250	$15,768,489

Health In Tech, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$630,631	$338,007	$1,129,223	$438,543
Adjustments to reconcile net income to net cash provided by operating activities:
Write-off of accounts receivable	5,990	-	5,990	-
Amortization expense	135,983	134,787	271,966	269,574
Provision for refund liability	175,698	-	955,743	-
Deferred tax expenses (benefits)	(32,074)	754	(66,547)	(59,316)
Amortization of debt discount	-	165,000	-	330,000
Interest income	(15,999)	(15,999)	(31,998)	(31,998)
Stock-based compensation expense	707,963	-	1,201,134	-
Changes in operating assets and liabilities:
Accounts receivable, net	823,480	556,793	359,982	777,895
Other receivables	134,954	382,279	(3,354,582)	619,372
Prepaid expenses and other current assets	813,510	(1,737)	(204,241)	(91,725)
Long-term prepaid expenses	(357,666)	-	(357,666)	-
Operating lease right of use assets and liabilities, net	18	623	37	1,247
Accounts payable and accrued expenses	(1,150,600)	(70,229)	2,269,897	(1,555,558)
Income taxes payable	(390,612)	(223,737)	(170,309)	(111,705)
Net cash provided by operating activities	1,481,276	1,266,541	2,008,629	586,329
CASH FLOWS FROM INVESTING ACTIVITIES:
Development of software	(909,897)	(93,962)	(1,613,372)	(227,356)
Net cash used in investing activities	(909,897)	(93,962)	(1,613,372)	(227,356)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of deferred offering costs	(8,250)	(368,910)	(106,339)	(612,120)
Net cash used in financing activities	(8,250)	(368,910)	(106,339)	(612,120)
Increase (decrease) in cash	563,129	803,669	288,918	(253,147)
Cash, beginning of the period	7,575,037	1,359,534	7,849,248	2,416,350
Cash, end of the period	8,138,166	2,163,203	8,138,166	2,163,203
Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-	$-
Cash paid for income taxes	$625,323	$286,252	$625,323	$325,487
Summary of noncash investing and financing activities:
Accrued deferred offering costs included in accounts payable and accrued expenses	$-	$220,961	$-	$220,961
Accrued development of software included in accounts payable and accrued expenses	$265,243	$25,817	$265,243	$25,817
Issuance of Class A common stock for service	$1,037,984	$-	$1,037,984	$-

Adjusted EBITDA Reconciliation

(Unaudited)

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2024	2025	2024	2025
Net income	$338,007	$630,631	$438,543	$1,129,223
Interest (income) expenses	133,661	(108,198)	274,349	(193,564)
Depreciation and amortization	134,787	135,983	269,574	271,966
Income tax expense	63,268	202,637	154,466	388,468
Stock-based compensation expense	-	707,963	-	1,201,134
Total net adjustments	331,716	938,385	698,389	1,668,004
Adjusted EBITDA	$669,723	$1,569,016	$1,136,932	$2,797,227

Components of Operating Results

Revenues

While we generate our revenue primarily from small employers and insurance carriers, we grow our business primarily from offering solutions that streamline sales processes, enhance service delivery, and reduce the sales cycle duration for TPAs, MGUs, and Brokers. We offer our services through our three subsidiaries. Program services provided by SMR and MGU activities provided by ICE (including eDIYBS) are interdependent, as they cannot function effectively without being combined. Services provided by HI Card are an optional add-on to our other services, and cannot be offered on a standalone basis. Brokers that utilize the program services on behalf of the small employer provided by SMR and MGU activities provided by ICE, are not obligated to utilize our HI Card service. Currently ICE does not offer underwriting services as a standalone service. In the future, we may consider offering it as a standalone service.

Cost of revenues

Cost of revenues primarily consists of infrastructure costs to operate our platform such as hosting fees and fees paid to various third-party partners for access to their technology, services and amortization expenses of our capitalized internal-use software related to our platform. We mainly outsource captive management services and data services from the third-party companies. Our internal proprietary system seeks to consistently improve underwriting and services results through machine learning and data feeds. The captive management activities include introducing new carriers, conducting due diligence on carriers, conducting feasibility studies to determine the viability to be a stop-loss carrier on the platform, negotiating terms and contracts, coordinating audit requests, managing relationship with unrelated carriers and their regulators and auditor firms to ensure that our risk associated with our service offerings is minimized.

Sales and marketing expenses

Sales and marketing expenses primarily consist of personnel-related costs including salaries, stock-based compensation expense, benefits and commissions cost for our sales and marketing personnel. Sales and marketing expenses also include the costs for advertising, promotional and other marketing activities, as well as certain fees paid to various third-party for sales and customer acquisition.

General and administrative expenses

General and administrative expenses primarily consist of personnel-related costs and related expenses for our executives, finance, legal, human resources, technical support, and administrative personnel as well as the costs associated with professional fees for external legal, accounting and other consulting services, insurance premiums.

Research and development expenses

Research and development expenses primarily consist of personnel-related costs, including salaries, stock-based compensation expense and benefits for our research and development personnel. Additional expenses include costs related to the software development, quality assurance, and testing of new technology, and enhancement of our existing platform technology.

Adjusted EBITDA

Adjusted EBITDA represents our net income before net interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense. Adjusted EBITDA is not a measure calculated in accordance with United States Generally Accepted Accounting Principles, or GAAP. We exclude certain non-recurring or non-cash items when calculating Adjusted EBITDA, and we believe this approach provides a more meaningful measure by offering a clearer view of our underlying operational performance.

Financial Results Summary

(Unaudited）

($ in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
Total revenues	$9.3	$5.0	86.2%	$17.3	$10.1	71.1%
GAAP gross margin	67.7%	80.5%	-12.8%	$67.3%	$80.6%	-13.3%
Income before income tax expense	$0.8	$0.4	107.7%	$1.5	$0.6	155.9%
Adjusted EBITDA	$1.6	$0.7	134.3%	$2.8	$1.1	146.0%

Investor Contact

Investor Relations:
ir@healthintech.com